ASSIGNMENT OF LEASES

KNOW ALL PERSONS BY THESE PRESENTS, that Secured Investment Resources Fund, L.P. II, as (“Assignor”), for the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Assignor, hereby assigns, transfers and sets over to Everest Bayberry, LP, a California limited partnership (“Assignee”), all of Assignor’s right, title and interest in and to all of those certain leases (“Leases”) with the tenants described on the rent roll attached hereto as Exhibit “A” and made a part hereof, all in connection with the real estate and improvements thereto described in Exhibit “B” attached hereto and made a part hereof. Assignor has no knowledge of any Leases in connection with the real property and improvements thereto known as Bayberry Crossing, 523 S.E. Melody Lane, Lee’s Summit, Missouri, other than as set forth above.

Assignee hereby accepts the foregoing assignment and, by its acceptance, Assignee hereby assumes and covenants and agrees to keep and to perform all of the terms, conditions, covenants, agreements, and provisions of the Leases to be kept and performed by Assignor.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year written below.

Dated: August ___, 2006

[SIGNATURES ARE ON FOLLOWING PAGE]

SECURED INVESTMENT RESOURCES FUND II, L.P.,
a Delaware limited partnership

By:	Millenium Management, LLC,
a California limited liability company
Its General Partner

By:	/S/ CHRISTOPHER K. DAVIS
Name:	Christopher K. Davis
Its:	Vice President and General Counsel

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On August 10th, 2006, before me, Charlie Lam

Name and Title of Officer personally appeared Christopher K. Davis:

|  | personally known to me

|x| proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/S/ CHARLIE LAM
Signature of Notary Public

ASSIGNEE
EVEREST BAYBERRY, LP
a California limited partnership

By: Millenium Bayberry, LLC, a California limited liability company, its general partner
By:	Millenium Management, LLC,
a California limited liability company
Its manager

	By:	/S/ CHRISTOPHER K. DAVIS
	Name:	Christopher K. Davis
	Its:	Vice President and General Counsel

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On August 10th, 2006, before me, Charlie Lam

Name and Title of Officer personally appeared Christopher K. Davis:

|  | personally known to me

|x| proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/S/ CHARLIE LAM
Signature of Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

SUSAN E. SPAR

Everest Properties

199 S. Los Robles Ave., Suite 200

Pasadena, CA 91101

EXHIBIT “A”

LEASES

Database	RETAIL	Rent Roll BAYBERRY CROSSING 7/31/2006									Page	1
Bldg Status	Active only										Date	8/31/2006
											Time	10 17 AM

										Future Rent Increases
Bldg id- Sun id	Occupant Name	Rent start	Expiration	GLA Sqft	Monthly Base rent	Annual Rate PSF	Monthly Cost Recovery	Expiration Stop	Monthly Other Income	Cat	Date	Monthly Amount	PSF

Vacant Suites

WR0029-553	Vacant			1,222
WR0029-569	Vacant			3,252
Occupied Suites
WR0029-507	The Tax Shoppe	1/01/2006	12/31/06	1,170	1,037.50	10.64	300.00		323.00
WR0029-511	Jazz, A Louisiana Kitchen	11/1/1998	10/31/08	5,109	4,63.94	10.25	671.00
Wr0029-515	Check into Cash	3/15/2001	8//31/2009	2,800	2,050.00	8.83	19.00			RNT	9/1/2006	2,121.80	9.09
										RNT	9/1/2007	2,184.45	9.36
										RNT	9/1/2008	2,251.02	9.65
WR0029-519	PPG Architectural Finishes	10/27/2005	10/31/2010	2,400	1,900.00	9.50	600.00		636.00	RNT	11/1/2006	1,957.00	9.79
										RNT	11/1/2007	2,015.75	10.08
										RNT	11/1/2008	2,076.17	10.38
										RNT	11/1/2009	2,138.50	10.69
WR0029-527	Pizza Street	1/15/2003	4/30/2014	4,930	4,313.75	10.50	1,104.00
WR0029-527	Homebrew Pro Shoppe	10/1/2002	7/31/2005	930	736.25	9.50	239.00
WR0029-533	Midwest Discount Vacuum & Si	10/1/2002	9/30/2007	1,587	1,388.62	10.50	355.00
WR0029-535	Nature’s Market	12/1/2005	11/30/2008	2,633	2,194.17	10.00	676.00		426.00
WR0029-537	Gleason’s Flowers & Gifts	2/1/2006	1/31/2009	2,633	2,084.45	9.50	676.00		726.00
WR0029-539	Lee’s Nails	5/1/2004	7/31/2007	1,235	1,003.43	9.75	277.00		25.00
WR0029-541	China 88	9/1/2005	8/31/2010	2,200	1,925.00	10.50	565.00		507.00	RNT	9/1/2007	2,015.00	10.99
WR0029-543	Tan-Talizer, inc.	3/1/1995	12/31/2003	1,557	500.00	3.85	400.00
WR0029-547	El maguey	9/1/2001	8/31/2006	3,938	3,762.76	11.47	882.00		2.00
WR0029-551	Direct General Insurance	2/1/2005	1/31/2008	1,735	1,518.12	10.50	389.00		35.00
WR0029-555	Kim’s Bridal & Tailor	1/1/2006	12/31/2008	2,587	2,263.63	10.50	664.00		714.00
WR0029-558	Edward D. Jones & Co.	11/1/1996	10/31/2006	953	938.54	11.82	245.00		263.00
WR0029-51	Rent A Center	10/1/2005	6/30/2010	4,665	2,993.00	7.70	645.00		1,178.00	RNT	7/1/2007	3,110.00	8.00
WR0029-565	Curve’s For Women	7/1/2005	7/31/2010	2,666	2,332.75	10.50	684.00		736.00	RNT	8/1/2007	2,443.83	11.00

Database	RETAIL	Rent Roll BAYBERRY CROSSING 7/31/2006									Page	1
Bldg Status	Active only										Date	8/31/2006
											Time	10 17 AM

										Future Rent Increases
Bldg id- Sun id	Occupant Name	Rent start	Expiration	GLA Sqft	Monthly Base rent	Annual Rate PSF	Monthly Cost Recovery	Expiration Stop	Monthly Other Income	Cat	Date	Monthly Amount	PSF

										RNT	8/1/2009	2,554.92	11.50

WR0029-571	Discount Smoke Shop	10/1/1997	9/30/1998	933	816.38	10.50	240.00

WR0029-579	Berbiglia	9/1/2002	10/31/2007	3,343	3,064.42	11.00	749.00

Totals:	Occupied Sqft:	91.79%	20 Units	50,004	41,196.71		11,080.00		5,998.00
	Leased/Unoccupied Sqft:		8 Units	0
	Vacant Sqft:	8.21%	2 Units	4,474
	Total Sqft:		22 Units	54,478	41,196.71

Total BAYBERRY CROSSING:
	Occupied Sqft:	91.79%	20 Units	50,004	41,196.71		11,080.00		5,998.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	8.21%	2 Units	4,474
	Total Sqft:		22 Units	54,478	41,196.71

Grand Total:
	Occupied Sqft:	91.79%	20 Units	50,004	41,196.71		11,080.00		5,998.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	8.21%	2 Units	4,474
	Total Sqft:		22 Units	54,478	41,196.71

EXHIBIT “B”

LEGAL DESCRIPTION

All that part of BAYBERRY CROSSING, a subdivision in Lee’s Summit, Jackson County, Missouri, described as follows: A tract of land being part of Tract “E” and part of Tract “B”, BAYBERRY, a subdivision in Lee’s Summit, Jackson County, Missouri, more particularly described as follows: Beginning at the Northeast comer of said Tract “E, said point also being on the Southerly Right-Of-Way Line of 5th Street Terrace; thence South 0 degrees 37 minutes 58 seconds West, along the East line of Tract “E”, 340.00 feet; thence South 70 degrees 18 minutes 45 seconds East, 52.84 feet; thence South 0 degrees 37 minutes 58 seconds West 455.84 feet; thence Due West 288.00 feet to a point on the West line of said Tract “E”, thence North 0 degrees 37 minutes 58 seconds East, along the West line of said Tract “E”, 673.18 feet; thence North 16 degrees 38 minutes 21 seconds East 235.73 feet to a point on the Southerly Right-Of- Way of 5th Street Terrace, (the following three courses are along said Right-Of-Way); thence South 35 degrees 47 minutes 31 seconds East, 35.14 feet to a point of curve, said curve having a radius of 137.23 feet; thence Southeasterly along said curve to the left a distance of 130.07 feet; thence North 89 degrees 54 minutes 06 seconds East, 40.00 feet to the Point of Beginning, EXCEPT that part in Bayberry Lane.

Together with a non-exclusive access and ingress easement established by the instrument recorded April 29, 1988 as Document No. 1-840559 in Book 1-1795 at Page 1421.